UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2011

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2011, Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners LP (the “Partnership”), entered into an amended and restated employment agreement (as amended and restated, the “Agreement”) with R. Chad Hunt, which Agreement sets forth the parties’ duties and obligations with respect to Mr. Hunt’s employment as the Vice President of Technical Services of Rhino GP.  The Agreement has a three-year term.

Pursuant to the terms of the Agreement, Mr. Hunt will receive the following compensation and benefits:  (i) an annual base salary of $225,000 per year (subject to annual increases of $10,000 per year); (ii) participation in any equity incentive compensation applicable to Rhino GP’s senior management, including Rhino GP’s long-term incentive plan; (iii) an annual bonus of up to 40% of Mr. Hunt’s base salary, payable at the discretion of Rhino GP; (iv) benefits otherwise generally available to all salaried employees, as modified from time to time; (vi) three weeks of annual paid vacation; and (vii) the use of a company vehicle.

Following his termination for any reason, Mr. Hunt will be subject to a one-year non-competition agreement and a one-and-a-half-year non-solicitation agreement.

If Rhino GP terminates Mr. Hunt’s employment for “cause” or Mr. Hunt resigns his employment without “good reason” (as such terms are defined in the Agreement), Mr. Hunt will be not have any right to any of the benefits (including future salary or bonus payments) which would otherwise would have accrued or been payable after such termination or resignation.

If Rhino GP terminates Mr. Hunt’s employment without “cause” or Mr. Hunt resigns his employment with “good reason” (as such term is defined in the Agreement), Mr. Hunt will be entitled to severance equal to (i) one year of base salary then in effect; and (ii) continued health insurance coverage until the earlier of: (x) one year following such termination or resignation or (y) the date Mr. Hunt becomes obtains health insurance coverage through subsequent employment.

Mr. Hunt may terminate the Agreement upon a “change of control” of Rhino GP (as such term is defined in the Agreement).  Upon such termination, the non-competition provisions of the Agreement will not apply, and Mr. Hunt will not be entitled to any severance payment.  The Agreement will also terminate upon Mr. Hunt’s death or disability; in such an instance, Mr. Hunt will be entitled to all earned but unpaid compensation plus any benefits payable upon death or disability pursuant to Rhino GP’s then-existing benefit plans.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated September 8, 2011 between Rhino GP LLC and R. Chad Hunt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: September 13, 2011
	By:	/s/ Richard A. Boone
Name: Richard A. Boone
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated September 8, 2011 between Rhino GP LLC and R. Chad Hunt